UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 20, 2006

PAULA FINANCIAL
(Exact name of registrant as specified in its charter)

Delaware	0-23181	95-4640638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

PAULA FINANCIAL
87 E. Green Street, Suite 206
Pasadena, CA  91105
(Address of principal executive offices)

(626) 844-7100
(Registrant’s telephone number, including area code)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01               Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 20, 2006, the Board of Directors of PAULA Financial (the “Company”) unanimously voted to voluntarily delist its common stock from The Nasdaq Capital Market (“Nasdaq”) and to voluntarily terminate the registration of its common stock under the Securities and Exchange Act of 1934, as amended.  In connection therewith, the Company notified Nasdaq on October 20, 2006 of the Company’s intention to file a Form 25 on or about November 2, 2006.  The Company anticipates that the Form 25 will become effective 10 days following its filing.

The Company has requested that Nasdaq permit trading in its shares until the effective date of the Form 25, which the Company believes will be on or about November 13, 2006, but cannot give assurances that such request will be honored.

For more information, see the Company’s press release, dated October 20, 2006 attached hereto as Exhibit 99.1 and incorporated herein by reference (the “Press Release”).

Item 8.01               Other Events.

In connection with the delisting described in Item 3.01 above, the Company intends to file a Form 15 with the Securities and Exchange Commission (the “SEC”) to effect the deregistration of its common stock on or about November 13, 2006.  The Company is eligible to deregister by filing a Form 15 because it has fewer than 300 holders of record of its common stock.  Upon the filing of the Form 15, the Company’s obligations to file certain reports with the SEC, including Forms 10-KSB, 10-QSB and 8-K will immediately be suspended.  The Company expects the deregistration to become effective ninety (90) days after filing the Form 15 with the SEC.

For more information, see the Press Release.

Item 9.01               Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit Number	Description of Exhibit
9.1	Press Release dated October 20, 2006 announcing the voluntary delisting and deregistration of common stock of PAULA Financial.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2006

By:	/s/ Deborah S. Maddocks
Vice President - Finance